Exhibit 99.1

Augmedix Announces New Board Member, Laurie McGraw

Laurie McGraw, Former Allscripts Executive, Joins the Augmedix Board of Directors

SAN FRANCISCO, Calif. – March 10, 2022 – Augmedix, Inc. (Nasdaq: AUGX), a leading provider of automated medical documentation and data services, today announced that Laurie McGraw, a former Allscripts Executive, has joined its board of directors, effective March 9, 2022.

“We are thrilled to welcome Laurie to our board. Laurie’s extensive healthcare and data solutions background will greatly benefit Augmedix,” said Manny Krakaris, Chief Executive Office at Augmedix. “Importantly, Laurie’s proven track record of scaling Allscripts’ EHR business unit during her tenure will be invaluable as we drive expansion of our unique solutions to health systems and physicians alike.”

Ms. McGraw is currently Senior Vice President, Health Solutions, a division of the American Medical Associations (“AMA”), where she is responsible for AMA’s data solutions used for innovation and standard-setting across the entire healthcare industry, which is a position she has held since February 2016. From 2013 to 2015, Ms. McGraw served as Chief Executive Officer of Shareable Ink, a clinical documentation and data solutions company. From 2000 to 2013, Ms. McGraw served in various leadership roles at Allscripts including President, Enterprise Solutions and Chief Client Officer. She joined Allscripts when it was a $30 million company and oversaw its growth into a $1.5 billion company. Ms. McGraw also spent ten years as a development leader and head of client success at ChannelHealth/IDX before its sale to Allscripts. Ms. McGraw received an Sc. B. with honors from Brown University.

“Augmedix is leading the way in addressing the crushing burden of clinical documentation and giving precious time back to physicians to be with their patients. I am impressed with its AI innovation that works within physicians’ workflows to solve one of the most important issues in healthcare – time with patients,” said Ms. McGraw. “I look forward to working alongside the board and management to help Augmedix unlock the large opportunity ahead and achieve further growth with existing and new healthcare organizations.”

About Augmedix

Augmedix, Inc. (Nasdaq: AUGX) provides automated medical documentation and data services to large healthcare systems and physician practices, supporting medical offices, clinics, hospitals, emergency departments, and telemedicine nationwide. The Company’s Ambient Automation Platform converts the natural conversation between physicians and patients into timely and comprehensive medical notes and performs a suite of related data services. These services relieve physicians of administrative burdens to enable more time for patient care. Augmedix’s proprietary platform uses automatic speech recognition, natural language processing and clinical datasets to capture the ambient visit conversation and generate a structured medical note. The structured medical note data is then used to deliver additional data services. Quality is assured by trained medical documentation specialists. To learn more about Augmedix, visit augmedix.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve a number of risks and uncertainties. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, without limitation, statements regarding the potential benefits to Augmedix of Ms. McGraw’s appointment to the board, Augmedix’s leadership in addressing the burden of clinical documentation and related matters, and Augmedix’s ability to unlock the large opportunity ahead and achieve further growth with existing and new healthcare organizations. Forward-looking statements are based on management’s expectations as of the date hereof and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, those factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investors:

Caroline Paul

Gilmartin Group

investors@augmedix.com

Media:

Kaila Grafeman

Augmedix

pr@augmedix.com